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                                                                 EXHIBIT 10.4
                                                               [CONFORMED COPY]



                                       AXA
                               23, Avenue Matignon
                               75008 Paris, France


                                                         May 12, 1992


The Superintendent of Insurance
State of New York Insurance Department
160 West Broadway
New York, New York 10013

Dear Sir:

                  We refer to the Voting Trust Agreement dated as of May 12, 1992 (the "Voting Trust Agreement"), by and among the Voting Trustees and us.

                  We hereby agree that, if upon the termination of the Voting Trust Agreement pursuant to the first sentence of Paragraph 11(a) thereof or at the end of any renewal thereof, any Unreviewed Party (as defined below) would directly or indirectly own, control or hold with the power to vote 10 percent or more of the voting securities of any holder of Voting Trust Certificates that controls, within the meaning of Section 1501(a)(2) of the New York Insurance Law, The Equitable or EVLICO, we will, pursuant to Paragraph 11(c) of the Voting Trust Agreement, submit to the Superintendent a written request for permission to renew the Voting Trust Agreement and if such permission is granted, will cause the Voting Trust Agreement to be renewed in accordance with its terms by the then holders of the Voting Trust Certificates and the then Voting Trustees. As used herein, an "Unreviewed Party" refers to any person that has not filed with the Superintendent an application that has been approved by the Superintendent for approval of the acquisition of control of The Equitable and EVLICO by such person or for a determination that such person does not and will not, upon the termination of the Voting Trust Agreement, control The Equitable or EVLICO.


                                                     Very truly yours,

                                                     AXA

                                                     By /s/ Claude Bebear
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